As filed with the Securities and Exchange Commission on September 24, 2025

Registration No. 333-177237

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT NO. 333-177237 UNDER THE SECURITIES ACT OF 1933

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WORTHINGTON ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Ohio	31-1189815
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Co.)

200 West Old Wilson Bridge Road, Columbus, Ohio 43085

(Address of Principal Executive Offices) (Zip Code)

Worthington Industries, Inc.

Amended and Restated 2006 EQUITY INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

(Full title of the plans)

Patrick J. Kennedy, Esq.

Vice President, General Counsel and Secretary

Worthington Enterprises, Inc.

200 West Old Wilson Bridge Road

Columbus, Ohio 43085

(614) 438-3210

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Chadwick P. Reynolds, Esq.

Vorys, Sater, Seymour and Pease LLP

52 East Gay Street

Columbus, Ohio 43215

(614) 464-6340

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE – DEREGISTRATION OF SECURITIES

On October 11, 2011, Worthington Enterprises, Inc., formerly known as Worthington Industries, Inc., an Ohio corporation (the “Registrant”), filed a registration statement on Form S-8 (Registration No. 333-177237) (the “Prior Registration Statement”) to register 500,000 common shares, without par value, of the Registrant (the “Common Shares”) for offer or sale pursuant to the Worthington Industries, Inc. Amended and Restated 2006 Equity Incentive Plan for Non-Employee Directors (the “Prior Plan”).

The Registrant has adopted the Worthington Enterprises, Inc. 2025 Equity Plan for Non-Employee Directors (the “Plan”), and the Registrant’s shareholders approved the Plan at the Registrant’s annual meeting of shareholders on September 23, 2025. Effective on September 23, 2025, the Registrant will not issue any new awards under the Prior Plan. Accordingly, this Post-Effective Amendment is filed to withdraw from registration all Common Shares registered under the Prior Registration Statement that remain unissued under the Prior Plan other than Common Shares issuable upon the exercise or settlement of awards outstanding under the Prior Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on September 24, 2025.

WORTHINGTON ENTERPRISES, INC.

By: /s/ Joseph B. Hayek
Joseph B. Hayek President and Chief Executive Officer

Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment.